Exhibit 10.1

AMENDMENT #1 TO

EMPLOYMENT AGREEMENT

This AMENDMENT #1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of February 27, 2014, between Orthofix Inc., a Minnesota corporation (the “Company”), and Emily Buxton (the “Executive”).

WHEREAS, the Executive and the Company have previously entered into an Employment Agreement on January 7, 2013 (the “Agreement”); and

WHEREAS, the parties desire to enter into this Amendment to amend and revise the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

a.	Section 1.1. The second and third sentences of Section 1.1 are hereby amended and restated in their entirety as follows:

“While serving as an employee of the Company, the Executive shall initially serve as the Company’s Chief Financial Officer, and as the Parent’s Chief Financial Officer. Subject to Executive’s rights under Section 4.4, the Company and/or Parent may, in its sole discretion, change Executive’s title, position and responsibilities after the date hereof.”

b.	Section 1.3. Section 1.3 is hereby amended to replace all references to “July 1, 2014” with “July 1, 2015”.

c.	Section 2.2. Section 2.2 is hereby amended to replace the reference to “no less than $296,000” with “$325,000”.

d.	Section 2.3. Section 2.3 is hereby amended to (i) replace the reference to “at least 40%” with “60%” and (ii) replace the reference to “not less than 60%” with “90%”.

e.	Section 2.6. Article II is amended to add the following text as Section 2.6 thereof.

2.6 Retention Bonus. The Executive shall be paid a special cash retention bonus of $97,500 (the “First Retention Bonus”) on the date that the Company has filed each of its financial statement restatement for the 2011 and 2012 fiscal years and the first fiscal quarter of 2013, its Quarterly Reports on Form 10-Q for the second and third fiscal quarters of 2013, and its Annual Report on Form 10-K for the 2013 fiscal year (the first date by which all such filings have been made, the “First Retention Date”) if (a) Executive remains employed by the Company on the First Retention Date or (b) Executive’s employment with the Company terminates prior to the First Retention Date pursuant to Sections 4.2, 4.3, 4.4 or 4.5 of this Agreement. The Executive shall be paid an additional special cash retention bonus of $97,500 (the “Second Retention Bonus”) on the date that is six months following the First Retention Date (the “Second Retention Date”) if (x) Executive remains employed by the Company on the Second Retention Date or (y) Executive’s employment with the Company terminates prior to the Second Retention Date pursuant to Sections 4.2, 4.3, 4.4 or 4.5 of this Agreement. If for any reason neither of the applicable conditions set forth in clauses (a) and (b) (with respect to the First Retention Bonus) or clauses (x) and (y) (with respect to the Second Retention Bonus) are satisfied, the First Retention Bonus and/or Second Retention Bonus, as applicable, shall not be owed, earned or paid. Notwithstanding the foregoing, in no event shall the First Retention Bonus or the Second Retention Bonus be deemed a “target bonus” or “Incentive Compensation” under the definition of “Base Amount” provided for herein.

f.	Section 4.4. The last sentence of Section 4.4 is amended and restated in its entirety as follows.

“Unless the Executive provides written notification of an event described in the definition of Good Reason within 90 days after the Executive has actual knowledge of the occurrence of any such event (or in the case of an event described in clause (6) of such definition, within the later of (i) 90 days after the Executive has actual knowledge of the occurrence of any such event and (ii) September 30, 2014), the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement.”

g.	Definition of “Good Reason”. The definition of “Good Reason” is amended to delete the word “or” preceding clause (4), and to insert the following text after clause (4).

“; or (5) the effective date of Executive being replaced by Parent as the Chief Financial Officer of Parent; provided, however, that in no event shall “Good Reason” be deemed to exist pursuant to clause (5) prior to the date that the Company has completed and filed (i) its financial restatement for the 2011 and 2012 calendar years and the first quarter of 2013, and (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2013 and September 30, 2013 and annual report on Form 10-K for the fiscal year ended December 31, 2013”

2. No Retroactive Effect. The amendments to the Agreement provided for herein shall be applicable prospectively from the date of this Amendment forward, and shall not have applicability with respect to periods under the Agreement prior to the date of this Amendment (except with respect to the changes set forth in Sections 1.1, 2.2 and 2.3, which memorialize arrangements that were already in effect prior to the date of this Amendment).

3. No Other Amendments. Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms.

4. Legal Fees. In connection with the negotiation of this Amendment, the Company shall pay Executive’s outside counsel fees (subject to the receipt of a customary invoice) in an amount not to exceed $15,000.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

ORTHOFIX INC.

By:	/s/ Bradley R. Mason
Name:	Bradley R. Mason
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Emily Buxton
Emily Buxton

Agreed and Acknowledged:

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Bradley R. Mason
Name:	Bradley R. Mason
Title:	President and Chief Executive Officer